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                                                                   Exhibit 10.4

(Multicurrency -- Cross Border)

                                     ISDA
                 International Swap Dealers Association, Inc.

                               MASTER AGREEMENT
                          dated as of October 7, 1999

Lehman Brothers Financial Products, Inc. and IKON Receivables, LLC
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have entered and/or anticipate entering into one or more transactions (each a
"Transaction") that are or will be governed by this Master Agreement, which includes the schedule (the "Schedule"), and the documents and other confirming evidence (each a "Confirmation") exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows:--

1.      Interpretation

(a) Definitions. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b) Inconsistency. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

(c) Single Agreement. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this "Agreement"), and the parties would not otherwise enter into any Transactions.

2.      Obligations.

(a)     General Conditions.

        (i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

        (ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligations unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

        (iii) Each obligation of each party under Section 2(a)(i) is subject to
        (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.


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(b)     Change of Account. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

(c)     Netting.  If on any date amounts would otherwise be payable:--

        (i)   in the same currency; and

        (ii) in respect of the same Transaction,

by each party to the other, then, on such date, each party's obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.

(d)     Deduction or Withholding for Tax.

        (i) Gross-Up. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a part is so required to deduct or withhold, then that party ("X") will:--

             (1)  promptly notify the other party ("Y") of such requirement;

             (2) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y:

             (3) promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

             (4) if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for:--

                  (A) the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4 (a)(iii) or 4(d); or

                  (B)  the failure of a representation made by Y pursuant to
Section 3(f) to be accurate and true unless such failure would not have occured but for (1) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.













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        (ii) Liability. If:--

             (1) X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);

             (2) X does not so deduct or withhold; and

             (3) a liability resulting from such Tax is assessed directly against X,

        then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax. Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).

(e) Default Interest; Other Amounts. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence of effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

3.      Representations

Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that:--

(a)     Basic Representations.

        (i) Status. It is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;

        (ii) Powers. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorise such execution, delivery and performance;

        (iii) No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

        (iv) Consents. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

        (v) Obligations Binding. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors, rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).



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(b)  Absence of Certain Events. No Event of Default or Potential Event of
Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

(c) Absence of Litigation. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body,agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

(d) Accuracy of Specified Information. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

(e) Payer Tax Representation. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.

(f) Payee Tax Representations. Each representations. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.

4.    Agreements

Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:--

(a) Furnish Specified Information. It will deliver to the other party or, in certain cased under subparagraph (iii) below, to such government or taxing authority as the other party reasonable directs:--

      (i) any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation:

      (ii)  any other documents specified in the Schedule or any Confirmation:
      and

      (iii) upon reasonable demand by such other party, any form or document that may be required or reasonable requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification.

in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

(b) Maintain Authorisations. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

(c) Comply with Laws. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

(d) Tax Agreement. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.

(e) Payment of Stamp Tax. Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated,

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organised, managed and controlled, or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located ("Stamp Tax Jurisdiction") and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party's execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.

5.   Events of Default and Termination Events

(a) Events of Default. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an "Event of Default") with respect to such party:--

        (i) Failure to Pay or Deliver. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;

        (ii) Breach of Agreement. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;

        (iii) Credit Support Default.

                (1) Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

                (2) the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

                (3) the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;

        (iv) Misrepresentation. A representation (other than a representation under Section 3(e) or (f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

        (v) Default under Specific Transaction. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or
(3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

        (vi) Cross Default. If "Cross Default" is specified in the Schedule as applying to the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however
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described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of no less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments ( after giving effect to any applicable notice requirement or grace period);

(vii) Bankruptcy. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:--

      (1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgement of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or similar law affecting creditors' rights, or a petition instituted or presented against it, such proceeding or petition (A) results in a judgement of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is dismissed, discharged, stayed or restrained, in each case within 30 days thereafter;
      (8) causes or is subject to any event with respect to it which, under the applicable laws of jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any foregoing acts; or

(viii) Merger Without Assumption. The party or any Credit Support Provider of such party consolidates or amalgamates with or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer:--

       (1) the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Providers under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or

       (2) the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

(h) Termination Events. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, a Tax Event if the event is specified in (ii) below or a Tax Event Upon Merger if the event is specified in (iii) below, and, if specified to be applicable, a Credit Event









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Upon Merger if the event is specified pursuant to (iv) below or an Additional
Termination Event if the event is specified pursuant to (v) below:--

(i) Illegality. Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party):--

(1) to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

(2) to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;

(ii) Tax Event. Due to (x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Payment Date (1) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount is required tp be deducted or withheld for or on account of a Tax (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e))and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));

(iii) Tax Event Upon Merger. The party (the "Burdened Party") on the next succeeding Scheduled Payment Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets to, another entity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii);

(iv) Credit Event Upon Merger. If "Credit Event Upon Merger" is specified in the Schedule as applying to the party, such party ("X"), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or

(v) Additional Termination Event. If any "Additional Termination Event" is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).

(c) Event of Default and Illegality. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.

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6.     Early Termination

(a) Right to Terminate Following Event of Default. If at any time an Event of Default with respect to a party (the "Defaulting Party") has occurred and is then continuing, the other party (the "Non-defaulting Party") may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, "Automatic Early Termination" is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(1), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).

(b)    Right to Terminate Following Termination Event.

       (i) Notice, If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.

       (ii)  Transfer to Avoid Termination Event. If either an illegality under
       Section 59(b)(i)(1) or a Tax Event occurs and there is only one Affected Party, of if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice
       Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.

       If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).

       Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party's policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.

       (iii) Two Affected Parties. If an illegality under Section 5(b)(i)(1) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.

       (iv) Right to Terminate.  If:--

            (1) a transfer under Section 6(b)(ii) or an agreement under Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

            (2) an Illegality under Section 5(b)(i)(2), a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party.

       either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then

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       continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.

(c)    Effect of Designation.

       (i) If notice designating an Early Termination Date is given under
       Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

       (ii) Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).

(d)    Calculations.

       (i) Statement. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.

       (ii) Payment Date. An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment) in the Termination Currency, from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(e) Payments on Early Termination. If an Early Termination Date occurs, the following provisions shall apply based on the parties election in the Schedule of a payment measure, either "Market Quotation" or "Loss", and a payment method, either the "First Method" or the "Second Method". If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that "Market Quotation" or the "Second Method", as the case may be, shall apply. The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.

       (i) Events of Default. If the Early Termination Date results form an event of Default.--

            (1) First Method and Market Quotation. If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party over (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.

            (2) First Method and Loss. If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party's Loss in respect of this Agreement.

            (3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, an amount will be payable equal to (A) the sum of the Settlement Amount (determined by the

            Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party, if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

            (4) Second Method and Loss. If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party's Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

       (ii) Termination Events. If the Early Termination Date results from a Termination Event:--

            (1) One Affected Party. If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotations applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated. Loss shall be calculated in respect of all Terminated Transactions.

            (2) Two Affected Parties.  If there are two Affected Parties:--

                (A) if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount ("X") and the Settlement Amount of the party with the lower Settlement Amount ("Y") and
                (b) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (II) the Termination Currency Equivalent of the Unpaid Amounts owing to Y; and

                (B) if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss ("X") and the Loss of the party with the lower Loss ("Y").

            If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.

      (iii) Adjustment for Bankruptcy. In circumstances where an Early Termination Date occurs because "Automatic Early Termination" applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

      (iv) Pre-Estimate. The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.

7.        Transfer

Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that: --

(a) a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

(b) a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).

Any purported transfer that is not in compliance with this Section will be void.

8.        Contractual Currency

(a) Payment in the Contractual Currency. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the "Contractual Currency"). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in a reasonable manner and in good faith in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

(b) Judgments. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered (i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party. The term "rate of exchange" includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.

(c) Separate Indemnities. To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.

(d) Evidence of Loss. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

9.      Miscellaneous

(a) Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

(b) Amendments. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

(c) Survival of Obligations. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

(d) Remedies Cumulative. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

(e)     Counterparts and Confirmations.

        (i) This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

        (ii) The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.

(f) No Waiver of Rights. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

(g) Headings. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

10.     Offices; Multibranch Parties

(a) If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to the other party that, notwithstanding the place of booking office or jurisdiction of incorporation or organisation of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office. This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.

(b) Neither party may change the Office through which it makes and receives payments or deliveries for the purpose of a Transaction without the prior written consent of the other party.

(c) If a party is specified as a Multibranch Party in the Schedule, such Multibranch Party may make and receive payments or deliveries under any Transaction through any Office listed in the Schedule, and the Office through which it makes and receives payments or deliveries with respect to a Transaction will be specified in the relevant Confirmation.

11.     Expenses

A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

12.   Notices

(a) Effectiveness. Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated:-

      (i) if in writing and delivered in person or by courier, on the date it is delivered;

      (ii) if sent by telex, on the date the recipient's answerback is received;

      (iii) if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender's facsimile machine);

      (iv) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date the mail is delivered or its delivery is attempted; or

      (v) if sent by electronic messaging system, on the date that electronic message is received,

unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.

(b) Change of Address. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to it.

13.   Governing Law and Jurisdiction

(a) Governing Law. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

(b) Jurisdiction. With respect to any suit action or proceedings relating to this Agreement ("Proceedings"), each party irrevocably:-

      (i) submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and

      (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section (3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or re-enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdiction preclude the bringing of Proceedings in any other jurisdiction.

(c) Service of Process. Each party irrevocably appoints the Process Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any reason any party's Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.

(d) Waiver of Immunities. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgement) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

14.   Definitions

As used in this Agreement:--

"Additional Termination Event" has the meaning specified in Section 5(b).

"Affected Party" has the meaning specified in Section 5(b).

"Affected Transactions" means (a) with respect to any Termination Event consisting of an Illegality, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.

"Affiliate" means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, "control" of any entity or person means ownership of a majority of the voting power of the entity or person.

"Applicable Rate" means:--

(a) in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

(b) in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;

(c) in respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and

(d)  in all other cases, the Termination Rate.

"Burdened Party" has the meaning specified in Section 5(b).

"Change in Tax Law" means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into.

"consent" includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent.

"Credit Event Upon Merger" has the meaning specified in Section 5(b).

"Credit Support Document" means any agreement or instrument that is specified as such in this Agreement.

"Credit Support Provider" has the meaning specified in the Schedule.

"Default Rate" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.

"Defaulting Party" has the meaning specified in Section 6(a).

"Early Termination Date" means the date determined in accordance with Section 6(a) or 6(b)(iv).

"Event of Default" has the meaning specified in Section 5(a) and, if applicable, in the Schedule.

"Illegality" has the meaning specified in Section 5(b).

"Indemnifiable Tax" means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement, but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).

"Law" includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and "Lawful" and "unlawful" will be construed accordingly.

"Local Business Day" means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located and, if different, in the principal financial centre, if any, of the currency of such payment, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by
Section 2(b), in the place where the relevant new account is to be located and
(d) in relation to Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.

"Loss" means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, the Termination Currency Equivalent of an amount that party reasonably determines in good faith to be its total losses and costs (for gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if Section 6(e)(i)(1) or (3) or 6(e)(ii)(2)(A) applies. Loss does not include a party's legal fees and out-of-pocket expenses referred to under Section 11. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.

"Market Quotation" means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the "Replacement Transaction") that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference
Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values. If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.

"Non-default Rate" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.

"Non-defaulting Party" has the meaning specified in Section 6(a).

"Office" means a branch or office of a party, which may be such party's head or home office.

"Potential Event of Default" means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

"Reference Market-makers" means four leading dealers in the relevant market selected by the party determining a Market Quotations in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable from among such dealers having an office in the same city.

"Relevent Jurisdiction" means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organised, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through wich such payment is made.

"Scheduled Payment Date" means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

"Set-off" means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.

"Settlement Amount" means, with respect to a party and any Early Termination
Date, the sum of:         .

(a) the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for wich a Market Quotation is determined; and

(b) such party's Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.

"Specified Entity" has the meaning specified in the Schedule.

"Specified Indebtedness" means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

"Specified Transaction" means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

"Stamp Tax" means any stamp, registration, documentation or similar tax.

"Tax" means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

"Tax Event" has the meaning specified in Section 5(b).

"Tax Event Upon Merger" has the meaning specified in Section 5(b).

"Terminated Transactions" means with respect to any Early Termination Date (a) if resulting from a Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if "Automatic Early Termination" applies, immediately before that Early Termination Date).

"Termination Currency" has the meaning specified in the Schedule.

"Termination Currency Equivalent" means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the "Other Currency"), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Market Quotation or Loss (as the case may be), is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The foreign exchange agent will, if only on party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties.

"Termination Event" means an Illegality, a Tax Event or a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

"Termination Rate" means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

"Unpaid Amounts" owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and
(b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii)) required to be settled by such delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

    Lehman Brothers Financial Products, Inc.                IKON Receivables, LLC
    -----------------------------------------               ----------------------------------------------
             (Name of Party)                                              (Name of Party)

By:  /s/ Florence D. Nolan                              By:  /s/ Thomas Sheehan
    -----------------------------------------               ----------------------------------------------
    Name: Florence D. Nolan                                 Name: Thomas Sheehan
    Title: Vice President                                   Title: Treasurer
    Date:                                                   Date:


                                    Schedule
                                     to the
                                Master Agreement
                          dated as of October 7, 1999
                                    between

Lehman Brothers Financial Products Inc.    and     IKON Receivables, LLC

             ("Party A")                               ("Party B")

                                    Part 1
                            Termination Provisions

In this Agreement:

(a)  Specified Entity.  "Specified Entity" is not applicable to Party A or Party
     B.

(b) Specified Transactions. "Specified Transaction" has the meaning specified in Section 14.

(c) Breach of Agreement. The "Breach of Agreement" provision of Section 5(a)(ii) will not apply to either Party A or Party B.

(d) Credit Support Default. The "Credit Support Default" provision of Section 5(a)(iii) is hereby amended by adding, at the end thereof, the following:
     "provided that, not withstanding anything to the contrary contained in this Agreement or this Section 5, an Event of Default relative to the Credit Support Provider will not constitute an Event of Default with respect to Party B."

(e) Misrepresentation. The "Misrepresentation" provision of Section 5(a)(iv) will not apply to either Party A or Party B.

(f) Default under Specified Transaction. The "Default under Specified Transaction" provision of Section 5(a)(v) will not apply to either Party A or Party B.

(g) Cross Default. The "Cross Default" provisions of Section 5(a)(vi) will not apply to either Party A or Party B.

(h) Tax Event. The "Tax Event" provisions of Section 5(b)(ii) will not apply to either Party A or Party B.

(i) Tax Event Upon Merger. The "Tax Event Upon Merger" provision of Section 5(b)(iii) will not apply to either Party A or Party B.

(j) Credit Event upon Merger. The "Credit Event Upon Merger" provision (Section 5(b)(iv)) will not apply to Party A or Party B.

(k) Automatic Early Termination. The "Automatic Early Termination" provision of Section 6(a) will not apply to Party A or Party B.

(l) Payments on Early Termination. For the purpose of Section 6(e) but subject to part 5 of this Schedule:

     (i) Market Quotation will apply, other than for an Additional Termination Event.

     (ii) The Second Method will apply, other than for an Additional Termination Event.

(m)  Termination Currency.  "Termination Currency" shall be United States
     Dollars.

(n) Additional Termination Event. Additional Termination Event will apply as follows. The occurrence of any of the following events (each a "Downgrade") shall be an Additional Termination Event, with Party A as the sole Affected Party, and notwithstanding anything to the contrary in this Agreement, the provisions of Part 1(o) of this Schedule will apply if any Additional Termination Event occurs:

     (i) Party A (including any successor to Party A under this Agreement as a result of any merger, consolidation or transfer of assets involving Party A) at any time is rated below the applicable Specified Rating (as so defined) by any of the Rating Agencies (as so defined); or

     (ii) any of the Rating Agencies withdraws its rating for the Specified Rating of Party A.

For purposes of this Agreement, "Rating Agency" means each of Standard & Poor's Rating Services ("S&P"), and Moody's Investors Service, Inc. ("Moody's"), and the "Specified Rating" of Party A and related "Specified Ratings" are as follows:

          Specified Rating      Specified Rating and Rating Agency
          ----------------      ----------------------------------

          long-term credit rating      "A-" -- S&P
                                       "A3" -- Moody's

(o)  Termination Rights and Consequences of an Additional Termination Event.
     Section 6(b) is hereby amended, at the end thereof, by the insertion of the following: "notwithstanding anything to the contrary in this Agreement or this Section 6(b), neither party may designate an Early Termination Date in connection with an Event of Default relating to the Credit Support Provider."

Notwithstanding Section 6(b)(iv) of this Agreement, upon the occurrence of any of the Additional Termination Events listed in Part 1(n) of this Schedule:

     (A) Party A shall promptly, but in any event, not later than two (2) Local Business Days following a Downgrade, give Party B notice of the circumstances constituting the relevant Downgrade.

     (B) In the event of a Downgrade, Party A shall, at its own cost or benefit, either (x) on or before the 30th day after the date of such Downgrade, cause a substitute swap counterparty ("X") that (i) is reasonably acceptable to Party B and the Credit Support Provider, (ii) has a long-term unsecured debt rating (or a counterparty or financial program rating, or the equivalent) sufficient to maintain the then-current ratings of the Notes as required by each of the Rating Agencies to assume the obligations of Party A under the Transaction or replace the Transaction with a transaction on identical terms, with X to be "Party A"; or (y) on or before the 7th business day after the date of such Downgrade, deliver credit support to the extent set forth in the Credit Support Annex (the "Credit Support Annex") between Party A and Party B, which will reflect the terms of that certain letter agreement dated as of the date hereof between the Credit Support Provider and Party A and which will be completed by November 1, 1999 and will be attached hereto, in either case in such manner as is necessary for the Rating Agencies to confirm not later than that day that the arrangements and/or credit support delivered are sufficient to maintain or, if applicable, restore their respective ratings of the Notes to the ratings in effect immediately before the Downgrade. For this purpose, "Notes" means the IKON Receivables, LLC Lease-Backed Notes, Series 1999-2.

     (C)  If Party A shall fail to comply with the requirements of subparagraph
     (B) above and Party B designates an Early Termination Date as a result of the failure, Party B will calculate and certify to Party A the sum of the Loss, costs and expenses actually incurred by Party B as a result of the early termination.

                                    Part 2
                              Tax Representations

(a) Payer Tax Representations. For the purpose of Section 3(e), Party A makes the following representation:

     It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) or amounts treated as interest under applicable tax laws) to be made by it to the other party under this Agreement. In making this representation, it may rely on:

     (i) the accuracy of any representation made by the other party pursuant to Section 3(f);

     (ii)  the satisfaction of the agreement of the other party contained in
           Section 4(a)(i) or 4(a)(iii) and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii); and

     (iii) the satisfaction of the agreement of the other party contained in
           Section 4(d);

     provided that it shall not be a breach of this representation where reliance is placed on clause (ii), and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b) Payee Tax Representations. For the purpose of Section 3(f), Party A makes no Payee Tax Representation. For the purpose of Section 3(f), Party B makes no Payee Tax Representation.

                                    Part 3
                         Agreement to Deliver Documents

For the purpose of Sections 4(a)(i) and (ii) of this Agreement, each party agrees to deliver the following documents, as applicable (and each party's representation in Section 3(d) will apply to each document required from it as provided below, other than any opinion of counsel):

(a) Documents to be delivered by Party B: (1) the Indenture dated as of October 1, 1999 among Party B, IOS Capital, Inc. ("IOS") and Harris Trust and Savings Bank (the "Indenture") and (2) the Assignment and Servicing Agreement dated as of October 1, 1999 among Party B, IOS Capital, Inc. and IKON Receivables-1, LLC (the "Assignment and Servicing Agreement").

(b) Other documents to be delivered by Party A and Party B: evidence reasonably satisfactory to the other party as to the authority, incumbency and specimen signature of each person executing any document on its behalf in connection with this Agreement, Confirmation of the Transaction and any Credit Support Document.

                                    Part 4
                                 Miscellaneous

(a)  Addresses for Notices.  For the purpose of Section 12(a):

     (i)   Addresses for notices or communications to Party A:

                 Lehman Brothers Financial Products Inc.
                 3 World Financial Center, 8th Floor
                 New York, New York 10285

     (ii)  Address for notices or communications to Party B:

                 IKON Receivables, LLC
                 1738 Bass Road
                 P.O. Box 9115
                 Macon, Georgia  31208

           With a copy to:

                 General Counsel
                 IKON Office Solutions, Inc.
                 70 Valley Stream Parkway
                 Malvern, Pennsylvania 19355

           With a copy to the Credit Support Provider:

                 Ambac Assurance Corporation
                 One State Street Plaza
                 New York, New York 10004
                 Attention:  General Counsel

(b)  Process Agent.  For the purpose of Section 13(c):

     Party A appoints as its Process Agent:  None.

     Party B appoints as its Process Agent: None.

(c)  Offices.  The provisions of Section 10(a) will apply to this Agreement.

(d)  Multibranch Party.  For the purpose of Section 10(c):

     Party A is not a Multibranch Party.

     Party B is not a Multibranch Party.

(e) Calculation Agent. The Calculation Agent is Party A unless Party A is a Defaulting Party, in which case Party B or its designee will be the Calculation Agent.

(f)  Credit Support Document.

     With respect to Party A:  the Credit Support Annex.

     With respect to Party B: that certain Financial Guaranty Insurance Policy issued by Ambac Assurance Corporation in favor of Party A dated as of October 7, 1999 (the "Policy"), as the same may be amended from time to time.

(g)  Credit Support Provider.

     Credit Support Provider in relation to Party A:  Not applicable.

     Credit Support Provider in relation to Party B: Ambac Assurance Corporation, a Wisconsin stock insurance corporation, pursuant to the Policy.

(h) Governing Law. This Agreement will be governed by and construed in accordance with the law of the State of New York, without reference to choice of laws doctrine.

(i) Netting of Payments. Sub-paragraph (ii) of Section 2(c) of this Agreement will apply.

(j) Affiliate. Affiliate will have (i) with respect to Party A, the meaning specified in Section 14, and (ii) with respect to Party B, is not applicable.

                                    Part 5
                                Other Provisions

(a) Set-off. The definition of "Set-off" is hereby amended to mean the set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject, arising under this Agreement that is exercised by, or imposed on, such payer. Neither Party A nor Party B may Set-off amounts which may arise under another contract or agreement between such parties against obligations under this Agreement.

(b)  Covenant Not to Institute Proceedings.   Prior to the date that is one year
     and one day after the date on which all of the Notes (as defined in the Indenture) have been paid in full, Party A shall not acquiesce, petition or otherwise invoke or cause Party B to invoke the process of any bankruptcy court of other governmental authority for the purpose of commencing or sustaining a case against Party B under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of Party B or any substantial part of their respective properties or the winding up or liquidation of affairs of Party B. Party A acknowledges that Party B is a legal entity separate from any other entity and that the holders of the Notes have relied on such separateness, and Party A agrees, which agreement shall be enforceable by such holders at law or through an action for specific performance, not to seek or support the substantive consolidation of Party B with any other entity as long as the Notes remain outstanding. The provisions of this clause (b) shall survive any termination of this Agreement.

(c) Successors. Notwithstanding any limitation imposed by Section 7 of this Agreement or any other provision of this Agreement to the contrary, the term "Party B" shall include all successors in interest to Party B pursuant to its limited liability company agreement, and no consent of Party A shall be required for any transfer or assignment to such successor in interest.

(d) Limited Recourse; No Petition for Bankruptcy. Notwithstanding the provisions of this Agreement which impose on Party B an obligation (including any indemnity given hereunder) at any time to make any payment to Party A, the rights of recourse of Party A for the obligations of Party B hereunder shall be limited to amounts available under the terms of the Indenture and Assignment and Servicing Agreement. Accordingly, Party A shall have no claim for recourse against Party B or any of its directors, officers, or affiliates, in respect of any amount which is or remains unsatisfied after the application of those funds and any obligations hereunder of Party B not so satisfied will automatically be extinguished. Party A, by entering into this Agreement, hereby covenants and agrees that, in connection with any obligations of Party B under this Agreement, Party A will not institute against Party B, or join in any institution against Party B of, any proceeding under any bankruptcy, insolvency or similar law until the Notes have been paid in full and the longest applicable preference period has lapsed. The provisions of this clause (e) shall survive any termination of this Agreement.

(e) Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDINGS ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY CREDIT SUPPORT DOCUMENT OR THE TRANSACTION.

(f) Swap Exemption. Each party hereto represents to the other party on and as of the date hereof and on each date on which a Transaction is entered into between them hereunder, in connection with the negotiation of, the entering into, and the execution of this Agreement, any Credit Support Document to which it is a party, each Transaction and any other documentation relating to this Agreement to which it is a party, that:

     (i) This Agreement and each Transaction constitute a "swap agreement" within the meaning of the United States Commodity Futures Trading Commission Regulations ("CFTC Regulations") Section 35.1(b)(1),
           Section 101(53)(B) of the U.S. Bankruptcy Code and the CFTC Policy Statement concerning Swap Transactions, 54 Fed. Reg. 30694 (July 21,
           1989) (the "CFTC Swap Policy Statement").

     (ii) It is an "eligible swap participant" as defined in Section 35.1(b)(2) of the CFTC Regulations.

     (iii) Neither this Agreement nor any Transaction is one of a fungible class of agreements that are standardized as to their material economic terms, with the meaning of Section 35.2(b) of the CFTC Regulations.

     (iv) The economic terms of this Agreement, any Credit Support Document to which it is a party and the Transaction have been individually tailored and negotiated by it, and the creditworthiness of the other party was a material consideration in its entering into or determining the terms of this Agreement, any such Credit Support Document and the Transaction (including, without limitation, pricing, cost and credit enhancement terms), within the meaning of Section 35.2(c) of the CFTC Regulations.

     (v) It has entered into this Agreement and the Transaction in conjunction with a line of its business (including financial intermediation services) or the financing of its business, within the meaning of the CFTC Swap Policy Statement.

(g) Relationship between Parties. In connection with the negotiation of, the entering into, and the confirming of this Agreement, and any other documentation relating to this Agreement, including any Credit Support Document, to which it is a party or that it is required by this Agreement to deliver, each party hereby represents and warrants, and, in connection with the negotiation of, the entering into and the confirming of the execution of the Transaction, each party will be deemed to represent, to the other party as of the date hereof (or in connection with the Transaction, as of the date which it entered into the Transaction) that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for the Transaction):

     (i) Non Reliance. It is acting for its own account, and it has made its own independent decisions to enter into the Transaction and as to whether the Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into the Transaction; it being understood that information and explanations related to the terms and conditions of the Transaction shall not be considered investment advice or a recommendation to enter into the Transaction. No communications (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of the Transaction.

     (ii) Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of the Transaction. It is also capable of assuming, and assumes, the risks of the Transaction. It has determined to its satisfaction whether or not the rates, prices or amounts and other economic terms of the Transaction and the indicative quotations (if any) provided by the other party reflect those in the relevant market for similar transactions, and all trading decisions have been the result of arm's length negotiations between the parties.

     (iii) Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of the Transaction.

(h) Applicable Only to One Rate Swap Transaction. This Agreement shall be effective only for a single rate swap transaction between the parties hereto with a specified Effective Date identical to the issue date for the Notes (as defined in Part 1(o) of this Schedule) (the "Transaction").

(i)  Amendments/waivers.  Section 9(b) of this Agreement is hereby amended by
     (i) adding the words "or any Credit Support Documents" after the word "Agreement" in the first line thereof and (ii) by adding the words "and the Credit Support Provider" after the word "parties" on the third line thereof.

(j) Payments on Early Termination. Notwithstanding the printed provisions of this Agreement, Party B shall be under no obligation to make a payment to Party A pursuant to Section 6(e) of this Agreement as modified by this Schedule unless such termination is at the direction of the Credit Support Provider pursuant to Part 5(r)(i) of this Schedule.

(k) Confidential Information. Each party may share any information concerning the other party with any of its Affiliates.

(l) Consent to Telephonic Recording. Each party consents to the monitoring or recording, at any time and from time to time and to the extent lawful, by the other party of the telephone conversations of trading and marketing personnel of the parties and their authorized representatives in connection with this Agreement or the Transaction; and the parties waive any further notice of such monitoring or recording and agree and to the extent lawful to give proper notice and obtain any necessary consent of such personnel for any such monitoring or recording, provided that, each party shall have the right to receive a copy of any such recording upon which the other party would seek to rely in the event of a dispute.

(m) Change of Account. Section 2(b) of this Agreement is hereby amended by the addition of the following after the word "delivery" in the first line thereof:

     "to another account in the same legal and tax jurisdiction as the original account."

(n) Information Relating to Assets. Party A may request Party B to obtain the Servicer Report (as defined in the Assignment and Servicing Agreement) and any other reasonably available reports, notices, financial statements or other information in respect of the assets of Party B that are to be amounts available under the Indenture for payments due to Party A under this Agreement.

(o) Transfers/Assignments. Prior notice of any transfer of rights, obligations or interests under or in this Agreement must be given to the Rating Agencies and the Credit Support Provider.

(p) Notwithstanding anything to the contrary in this Agreement, Party B will in no circumstances be required to make any payment of additional amounts of the kinds contemplated in Section 2(d) of this Agreement.

(q) Amendments. Notwithstanding anything to the contrary contained in the Agreement, Party A and Party B may not amend the terms of the Transaction in a material way without first obtaining written confirmation from each Rating Agency that such amendment will not result in a reduction, downgrade or withdrawal of the then current rating of the Notes by such Rating Agency.

(r)  Credit Support Provider.

     (i) If any event which would have been an Event of Default under Section 5(a) occurs with respect to Party B as the Defaulting Party, then the Credit Support Provider shall have the right (but not the obligation) upon notice to Party A, to designate an Early Termination Date with respect to Party B, with the same effect as if such designation were made by Party A.

     (ii) Notwithstanding Section 2(e), the Credit Support Provider shall not have any obligation to pay any additional amount calculated by application of the Default Rate on any amount which accrued under this Agreement, provided that, the Credit Support Provider shall be obligated to pay interest on such amounts at the Default Rate minus 1.00%.

     (iii) Party A and Party B hereby acknowledge and agree that (a) the Credit Support Provider shall be a third party beneficiary under this Agreement and under the Confirmation, entitled to enforce its rights hereunder and thereunder and (b) the Credit Support Provider's obligations with respect to this Agreement and the Confirmation shall be limited to the terms of the Policy.

     (iv) Party A and Party B hereby acknowledge that to the extent of payment made by the Credit Support Provider to Party A under the Policy, the Credit Support Provider shall be fully subrogated to the rights of Party A against Party B under the Transaction to which such payments relate, including, but not limited to, the right to receive payment from Party B and the enforcement of any remedies. Party A hereby agrees to assign to the Credit Support Provider its right to receive payment from Party B under the Transaction to the extent of any payment thereunder by the Credit Support Provider to Party A. Party B hereby acknowledges and consents to the assignment by Party A to the Credit Support Provider of any rights and remedies that Party A has under the Transaction or any other document executed in connection herewith.

     (v) The representations of Section 3 made by each party to the other party shall also be deemed made to the Credit Support Provider as provided in Section 3.

     (vi)  Section 10 is hereby amended to add the following subsection:

           "(c) Any notice that is required to be given to any party shall also be given to the Credit Support Provider."

     (vii) Party A and Party B hereby confirm that in the event Party B fails to make a payment required by this Agreement or the Confirmation and the Credit Support Provider makes such payment on behalf of Party B pursuant to the Policy, such non-payment by Party B shall not constitute an Event of Default with respect to Party B under this Agreement or the Confirmation.

           IN WITNESS WHEREOF, the parties hereto have caused this Schedule to be duly executed by their officer, hereunto duly authorized, with effect from the date specified on the first page of this Schedule.


                              IKON RECEIVABLES, LLC, as Issuer

                              By:  IKON RECEIVABLES FUNDING, INC., its
                              Manager

                              By  /s/ Thomas Sheehan
                                ----------------------------------------
                                 Name: Thomas Sheehan
                                 Title: Treasurer

                              LEHMAN BROTHERS FINANCIAL PRODUCTS
                               INC.

                              By  /s/ Florence D. Nolan
                                ----------------------------------------
                                 Name: Florence D. Nolan
                                 Title: Vice President

                                                                 October 7, 1999

                             Rate Swap Transaction

IKON RECEIVABLES, LLC, a Delaware
Limited Liability Company (the "Issuer"), formed pursuant to that certain Limited
Liability Company Agreement dated as of
April 23, 1999 between IKON Receivables
Funding, Inc., as Manager and IKON
Receivables-1, LLC.



Ladies and Gentlemen:

     The purpose of this letter agreement (this "Confirmation") is to confirm the terms and conditions of the transaction entered into between us on the Trade Date specified below (the "Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the Master Agreement specified below.

     The definitions and provisions contained in the 1998 Supplement to the 1991 ISDA Definitions and the 1991 ISDA Definitions (each, as published by the International Swaps and Derivatives Association, Inc.) are incorporated into this Confirmation (referred to herein as the "1998 ISDA Definitions" and the "1991 ISDA Definitions" respectively, or collectively referred to as the "ISDA Definitions"). For these purposes, all references in those Definitions to a "Swap Transaction" shall be deemed to apply to the Transaction referred to herein. In the event of any inconsistency between the 1998 ISDA Definitions and the 1991 ISDA Definitions, the 1998 ISDA Definitions shall prevail. In the event of any inconsistency between the ISDA Definitions and this Confirmation, this Confirmation will govern. Each party represents and warrants to the other that (i) it is duly authorized to enter into the Transaction and to perform its obligations hereunder and (ii) the person executing and delivering this Confirmation on behalf of the party is duly authorized to execute and deliver it.

     1. This Confirmation supplements, forms part of, and is subject to, the Master Agreement dated as of October 7, 1999, as amended and supplemented from time to time (the "Agreement"), between the Issuer and Lehman Brothers Financial Products Inc. ("LBFP"). All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

     2. The terms of the particular Transaction to which this Confirmation relates are as follows:

Notional Amount:    For each Calculation Period, the aggregate outstanding
                    principal balance of the IKON Receivables, LLC Lease-Backed
                    Notes, Series 1999-2 Class A-3b Notes (the "Issuer
                    Securities") used as the basis for calculating the regularly scheduled Class A-3b Interest Payments thereunder for the interest period thereunder scheduled to begin and end on the first and last days, respectively, of that Calculation
                    Period, as such Interest Payment amount is identified
                    (subject to part 5b hereof) to LBFP by the entity acting at the relevant time as the servicer under the Assignment and Servicing Agreement (the "Servicer"). The Notional Amount for the initial Calculation Period is U.S.$240,891,000.

Trade Date:         September 30, 1999.

Effective Date:     October 7, 1999.

Termination Date:   The earlier of the date on which the Notional Amount is
                    reduced to zero, and August 15, 2003, subject to adjustment in accordance with the Following Business Day Convention.

Fixed Amounts:
-------------

  Fixed Rate Payer:     The Issuer.

  Fixed Rate:           6.27% per annum.

  Day Count Fraction:   30/360

  Fixed Rate Payer
    Period End Dates:   The 15th calendar day of each month in each year prior
                        to and including the Termination Date, commencing on November 15, 1999, with No Adjustment.

  Fixed Rate Payer
    Payment Dates:      Each Fixed Rate Payer Period End Date, subject to
                        adjustment in accordance with the Following Business Day
                        Convention.

Fixed Rate Payer
 Initial Calculation Period:  Accrues from and including October 7, 1999 to but excluding November 15, 1999, with No Adjustment of Period End Dates.

Floating Amounts:
----------------

Floating Rate Payer:  LBFP.

  Floating Rate Payer
    Period End Dates
    and Payment Dates:   Same as Fixed Rate Payer Period End Dates and Payment
                         Dates. Accrues from and including October 7, 1999, to but excluding, November 15, 1999, with No Adjustment of
                         Period End Dates.

Floating Rate
Payer Initial Calculation Period:  Accrues from and including October 7, 1999, to but excluding, November 15, 1999, with No
                                   Adjustment of Period End Dates.

Floating Rate Option    USD-LIBOR-BBA

Designated Maturity     One Month

Spread:                 None

Floating Rate
Day Count Fraction:     Actual /360

Reset Dates:            The first day of each Calculation Period.

Business Days:          New York.

Calculation Agent:      LBFP, except as otherwise provided in the Agreement.

     3.   Account Details

     Account for Payments to the Issuer:

          Harris Trust and Savings Bank
          ABA# 071-000-288
          DDA# 109-211-3
          Reference:  Collection Account; IKON Receivables, LLC Lease-Backed
                      Notes, Series 1999-2

     Account for Payments to LBFP:

          The Chase Manhattan Bank

          ABA # 021-000-021
          Account # 066-289-009
          Reference: IKON Receivables, LLC Lease-Backed Notes, Series 1999-2

     4.   Offices

     The Office of LBFP for the Transaction is its New York Branch, at the address specified for notices to it in the Schedule to the Agreement. The Office of the Issuer for the Transaction is its office at the address specified for notices to it in the Schedule to the Agreement.

     5.   Other Terms

     The Assignment and Servicing Agreement dated as of October 7, 1999 (the "Assignment and Servicing Agreement") by and among IKON Receivables, LLC, IOS Capital, Inc., as originator and servicer, and IKON Receivables-1 LLC, as seller, sets forth the agreement of IOS Capital, Inc., as Servicer, with respect to its duties to communicate to the Issuer and LBFP information relating to the interest scheduled to be paid by the Issuer from time to time under the Issuer Securities. Neither party to the Transaction will have any responsibility to the other in connection with any failure by the servicer to perform any of those duties or any delay by it in doing so. Nothing in this provision shall affect the rights of the parties hereto against the servicer for the failure by it to perform its obligations under the Assignment and Servicing Agreement as set forth herein.

     THE AGREEMENT AND THIS CONFIRMATION REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR OR CONTEMPORANEOUS WRITTEN OR ORAL AGREEMENTS BETWEEN THE PARTIES OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us or by sending to us a letter or telex substantially similar to this letter, which letter or telex sets forth the material terms of the Transaction to which this Confirmation relates and indicates agreement to those terms.

Yours sincerely,

LEHMAN BROTHERS FINANCIAL PRODUCTS INC.


By: /s/ Florence D. Nolan
    ---------------------
Name:   Florence D. Nolan
Title:  Vice President



Confirmed as of the date first
above written:

IKON RECEIVABLES, LLC, as Issuer

By:  IKON RECEIVABLES FUNDING, INC., its Manager


By:  /s/ Thomas Sheehan
     ------------------
  Name:  Thomas Sheehan
  Title: Treasurer

                                                                 October 7, 1999

                             Rate Swap Transaction

Ladies and Gentlemen:

        The purpose of this letter agreement (this "Confirmation") is to confirm the terms and conditions of the transaction entered into between us on the Trade Date specified below (the "Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the Master Agreement specified below.

        The definitions and provisions contained in the 1998 Supplement to the 1991 ISDA Definitions and the 1991 ISDA Definitions (each, as published by the International Swaps and Derivatives Association, Inc.) are incorporated into this Confirmation (referred to herein as the "1998 ISDA Definitions" and the "1991 ISDA Definitions" respectively, or collectively referred to as the "ISDA Definitions"). For these purposes, all references in those Definitions to a "Swap Transaction" shall be deemed to apply to the Transaction referred to herein. In the event of any inconsistency between the 1998 ISDA Definitions and the 1991 ISDA Definitions, the 1998 ISDA Definitions shall prevail. In the event of any inconsistency between the ISDA Definitions and this Confirmation, this Confirmation will govern. Each party represents and warrants to the other that
(i) it is duly authorized to enter into the Transaction and to perform its obligations hereunder and (ii) the person executing and delivering this Confirmation on behalf of the party is duly authorized to execute and deliver it.

        1. This Confirmation supplements, forms part of, and is subject to, the Master Agreement dated as of November 1, 1997, as amended and supplemented from time to time (the "Agreement"), between Lehman Brothers Special Financing Inc. ("Party A") and IOS Capital Inc. ("Party B"). All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

        2. The terms of the particular Transaction to which this Confirmation relates are as follows:

Trade Date:              September 30, 1999

Effective Date:          October 7, 1999.

Termination Date:        August 15, 2003, subject to adjustment in accordance
                         with the Following Business Day Convention.

Notional Amount:         For each Calculation Period, the difference between (a)
                         the aggregate outstanding principal balance of the IKON
                         Receivables, LLC Lease-Backed Notes, Series 1999-2
                         Class A-3(b) Notes (the "Issuer Securities") used as
                         the basis for calculating the regularly scheduled Class
                         A-3(b) Interest Payments thereunder for the interest
                         period thereunder scheduled to begin and end on the
                         first and last days, respectively, of that Calculation
                         Period, as such Interest Payment amount is identified
                         (subject to part 5b hereof) by the entity acting at the
                         relevant time as the servicer under the Assignment and
                         Servicing Agreement (the "Servicer"); and (b) the
                         Scheduled Notional in the attached schedule ("Annex
                         I"). The Notional Amount for the Initial Calculation
                         Period is U.S.$0.00.
Fixed Amounts -
---------------

Fixed Rate Payer:        On the first day of each Calculation Period, if the
                         Notional Amount for a Calculation Period is a positive number, Party A shall pay such amount to Party B on the Fixed Rate Payer Payment Date. If the Notional Amount for a Calculation Period is a negative number, Party B shall pay the absolute value of such amount to Party A on the Fixed Rate Payer Payment Date.

  Fixed Rate:            6.22%

  Fixed Rate
  Day Count Fraction:    30/360

  Fixed Rate Payer
  Period End Dates:      The fifteenth calendar day of each month in each year
                         prior to and including the Termination Date, commencing on November 15, 1999, with No Adjustment of Period End
                         Dates

  Fixed Rate Payer
  Payment Dates:         Each Fixed Rate Payer Period End Date, subject to
                         adjustment in accordance with the Following Business
                         Day Convention

Fixed Rate Payer initial
Calculation Period:      Accrues from and including October 7, 1999, to but
                         excluding November 15, 1999, with No Adjustment of
                         Period End Dates

Floating Amounts -

Floating Rate Payer:     On the first day of each Calculation Period, if the
                         Notional Amount for a Calculation Period is a positive number, Party B shall pay such amount to Party A on the Floating Rate Payer Payment Date. If the Notional
                         Amount for a Calculation Period is a negative number, Party A shall pay the absolute value of such amount to Party B on the Floating Rate Payer Payment Date.


Floating Rate Payer
Period End Dates
and Payment Dates:       Same as Fixed Rate Payer Period End Dates and Payment
                         Dates.


Floating Rate Payer initial
Calculation Period:      Accrues from and including October 7, 1999, to but
                         excluding November 15, 1999, with No Adjustment of
                         Period End Dates


Floating Rate Option:    USD-LIBOR-BBA


Designated Maturity:     One month


Spread:                  None


Floating Rate
Day Count Fraction:      Actual/360


Reset Dates:             The first day of each Calculation Period


Business Days:           New York.


Calculation Agent:       Party A, except as otherwise provided in the Agreement.


Credit Support Document: With respect to Party A, the Guarantee of Lehman
                         Brothers Holdings Inc. provided by Party A


        3.  Account Details

Account for Payment to IOS Capital:

Account for Payments to LBSF:  Chase Manhattan Bank

                               ABA # 021 000 021

                               Lehman Brothers Special Financing Inc.

                               Account # 066-143543

        4.  Offices

        The Office of Party A for the Transaction is its New York Branch, at the address specified for notices to it in the Schedule to the Agreement. The Office of Party B for the Transaction is its office at the address specified for notices to it in the Schedule to the Agreement.

            THE AGREEMENT AND THIS CONFIRMATION REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR OR CONTEMPORANEOUS WRITTEN OR ORAL AGREEMENTS BETWEEN THE PARTIES OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.
THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

        Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us or by sending to us a letter or telex substantially similar to this letter, which letter or telex sets forth the material terms of the Transaction to which this Confirmation relates and indicates agreement to those terms.

                                    Annex I                Ref: 80361/80363
 Initial Date of
   Calculation
      Period              Notional Amount
-------------------------------------------


        10/7/99               $240,891,000
       11/15/99               $240,891,000
       12/15/99               $240,891,000
        1/15/00               $240,891,000
        2/15/00               $240,891,000
        3/15/00               $240,891,000
        4/15/00               $240,891,000
        5/15/00               $240,891,000
        6/15/00               $240,891,000
        7/15/00               $240,891,000
        8/15/00               $240,891,000
        9/15/00               $240,891,000
       10/15/00               $240,891,000
       11/15/00               $240,125,844
       12/15/00               $228,027,385
        1/15/01               $216,074,313
        2/15/01               $204,301,936
        3/15/01               $192,706,693
        4/15/01               $181,334,925
        5/15/01               $170,134,015
        6/15/01               $159,134,268
        7/15/01               $148,335,211
        8/15/01               $137,769,162
        9/15/01               $127,384,946
       10/15/01               $117,249,714
       11/15/01               $107,310,050
       12/15/01               $ 97,577,824
        1/15/02               $ 88,152,304
        2/15/02               $ 79,029,068
        3/15/02               $ 70,263,912
        4/15/02               $ 62,011,402
        5/15/02               $ 54,173,103
        6/15/02               $ 46,753,790
        7/15/02               $ 39,794,554
        8/15/02               $ 33,159,187
        9/15/02               $ 26,721,422
       10/15/02               $ 20,555,063
       11/15/02               $ 14,571,521
       12/15/02               $  8,761,151
        1/15/03               $  3,219,836
        2/15/03                         $0
        3/15/03                         $0
        4/15/03                         $0
        5/15/03                         $0
        6/15/03                         $0

                                   Annex I                     Ref: 80361/80363


        7/15/03                         $0
        8/15/03                         $0

Yours sincerely,

LEHMAN BROTHERS SPECIAL FINANCING INC.


By: /s/ Sherri Venokur
    ------------------
Name:   Sherri Venokur
Title:  Vice President


Confirmed as of the date first
above written:

IOS Capital Inc.

By: /s/ J. F. Quinn
    ---------------
Name:   J. F. Quinn
Title:  Treasurer

LB Ref: 80361/80363 - Global 36517/36521


                                       5